NUMBER



SHARES

See Reverse for
Certain Definitions

This Certifies that ______________________________ *is the owner of*

______________________________ *fully paid and*

non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.*

Dated ____________________

____________________ Secretary-Treasurer

____________________ President

HASBROUCK, THISTLE & CO. INC NEW YORK